SCHEDULE A

                           TO THE BEAR STEARNS FUNDS
                                RULE 18F-3 PLAN
               DATED MARCH 24, 1995 (REVISED AS OF MAY 6, 2002)


                                  Portfolios

                            Alpha Growth Portfolio
                       High Yield Total Return Portfolio
                               Income Portfolio
                        International Equity Portfolio
                           Intrinsic Value Portfolio
                       S&P STARS Opportunities Portfolio
                              S&P STARS Portfolio
                           Small Cap Value Portfolio
                           The Insiders Select Fund

                                  SCHEDULE B

                          TO THE BEAR STEARNS FUNDS
                               RULE 18F-3 PLAN
               DATED MARCH 24, 1995 (REVISED AS OF MAY 6, 2002)


Front-End Sales Charge--Class A Shares--The public offering price for Class A shares shall be the net asset value per share of that Class plus a sales load as shown below:

(a) For S&P STARS Portfolio, S&P STARS Opportunities Portfolio, Intrinsic Value Portfolio, Small Cap Value Portfolio, The Insiders Select Fund, Alpha Growth Portfolio and International Equity Portfolio:

                                                      Total Sales Load
                                              ---------------------------------
Amount of Transaction                           As a % of          As a % of
                                                 offering          net asset
                                                price per          value per
                                                  share              share
                                              ---------------    --------------
Less than $50,000..........................       5.50%              5.82%
$50,000 to less than $100,000..............        4.75              4.99
$100,000 to less than $250,000.............        3.75              3.90
$250,000 to less than $500,000.............        2.75              2.83
$500,000 to less than $1,000,000...........        2.00              2.04
$1,000,000 and above.......................        0.00              0.00

(b)   For Income Portfolio and High Yield Total Return Portfolio:
                                                      Total Sales Load
                                              ---------------------------------
Amount of Transaction                           As a % of          As a % of
                                                 offering          net asset
                                                price per          value per
                                                  share              share
                                              ---------------    --------------
Less than $50,000..........................       4.50%              4.71%
$50,000 to less than $100,000..............       4.25%              4.44%
$100,000 to less than $250,000.............       3.25%              3.36%
$250,000 to less than $500,000.............       2.50%              2.56%
$500,000 to less than $1,000,000...........       2.00%              2.04%
$1,000,000 and above.......................       0.00%              0.00%

Contingent Deferred Sales Charge--Class A Shares--A CDSC of 1.00% shall be assessed at the time of redemption of Class A shares purchased without an initial sales charge as part of an investment of at least $1,000,000 and redeemed within one year after purchase. A CDSC of .50% shall be assessed at the time of redemption of Class A shares purchased without a sales charge with the proceeds from the redemption of shares of an investment company sold with a sales charge or commission and not distributed by the Portfolio's Distributor. The terms contained in Schedule D pertaining to the CDSC assessed on redemptions of Class C shares, including the provisions for waiving the CDSC, shall be applicable to the Class A shares subject to a CDSC. Letter of Intent and Right of Accumulation shall apply to such purchases of Class A shares.

                                  SCHEDULE E

                          TO THE BEAR STEARNS FUNDS
                               RULE 18F-3 PLAN
               DATED MARCH 24, 1995 (REVISED AS OF MAY 6, 2002)


Amount of Distribution Plan--Each of the following Series shall pay a fee based on the value of the average daily net assets of the respective Class as follows:

Name of Series                                Class A      Class B      Class C
--------------                                -------      -------      -------
Alpha Growth Portfolio                         .25%            .75%      .75%
High Yield Total Return Portfolio              .10%            .75%      .75%
Income Portfolio                               .10%            .75%      .75%
International Equity Portfolio                 .25%            .75%      .75%
Intrinsic Value Portfolio                      .25%            .75%      .75%
S&P STARS Opportunities Portfolio              .25%            .75%      .75%
S&P STARS Portfolio                            .25%            .75%      .75%
Small Cap Value Portfolio                      .25%            .75%      .75%
The Insiders Select Fund                       .25%            .75%      .75%

Amount of Shareholder Servicing Plan--Each of the following Series shall pay a fee based on the value of the average daily net assets of the respective Class as follows:

Name of Series                                Class A      Class B     Class C
--------------                                -------      -------     -------
Alpha Growth Portfolio                         .25%          .25%        .25%
High Yield Total Return Portfolio              .25%          .25%        .25%
Income Portfolio                               .25%          .25%        .25%
International Equity Portfolio                 .25%          .25%        .25%
Intrinsic Value Portfolio                      .25%          .25%        .25%
S&P STARS Opportunities Portfolio              .25%          .25%        .25%
S&P STARS Portfolio                            .25%          .25%        .25%
Small Cap Value Portfolio                      .25%          .25%        .25%
The Insiders Select Fund                       .25%          .25%        .25%